UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
August 13, 2015
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Delphi Automotive PLC
(Exact name of registrant as specified in its charter)
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Jersey	001-35346	98-1029562
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Courteney Road Hoath Way Gillingham, Kent ME8 0RU United Kingdom
(Address of Principal Executive Offices)(Zip Code)
(Registrant’s Telephone Number, Including Area Code) 011-44-163-423-4422
(Former Name or Former Address, if Changed Since Last Report) N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 13, 2015, the Board of Directors of Delphi Automotive PLC (the “Company”) elected Bethany J. Mayer to serve on the Board, effective October 1, 2015. Ms. Mayer will join the Company’s Innovation and Technology Committee.

Ms. Mayer, 53, is currently the President and Chief Executive Officer and a director of Ixia, a position she has held since September 2014. Ixia provides application performance and security resilience solutions to validate, secure and optimize businesses’ physical and virtual networks. From February 2014 until September 2014, she served as Senior Vice President and General Manager of the Network Functions Virtualization (NFV) business of Hewlett-Packard Company (“HP”), a multinational information technology company. From May 2011 until May 2014, Ms. Mayer served as Senior Vice President and General Manager of HP’s Networking Business unit. From March 2010 until October 2011, Ms. Mayer was Vice President, Marketing and Alliances for HP’s Enterprise Servers, Storage and Networking Group. Prior to joining HP, Ms. Mayer served from June 2007 until February 2010 as Senior Vice President of Worldwide Marketing and Corporate Development at Bluecoat Systems, Inc., a provider of security and network solutions.

Ms. Mayer has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit
Number	Description

99.1	Press Release, dated August 13, 2015

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	August 13, 2015	DELPHI AUTOMOTIVE PLC

		By:	/s/ David M. Sherbin
David M. Sherbin
Senior Vice President, General Counsel, Secretary and Chief Compliance Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release, dated August 13, 2015

4